AMENDED AND RESTATED BY-LAWS

                                       OF

                           KMC TELECOM HOLDINGS, INC.

                         As Adopted as of April 1, 2000

                                    ARTICLE I

                                     Offices

      SECTION 1. OFFICES. The Corporation shall maintain its registered office in the State of Delaware at 1209 Orange Street, in the City of Wilmington, New Castle County, and its resident agent at such address is The Corporation Trust Company. The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors may, from time to time, appoint or as the business of the Corporation may require.

                                   ARTICLE II

                                  Stockholders

     SECTION 1. ANNUAL MEETINGS. Annual meetings of the stockholders of the Corporation for the election of Directors and for such other business as may be conducted at such meeting shall be held on such date, at such time and at such place within or without the State of Delaware as the Board of Directors shall determine by resolution and set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place for the annual meeting, it shall be held, beginning in 1998, at the principal office of the Corporation at 11:00 a.m. on the third Monday in March of each year.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders of the Corporation for any purpose may be called by resolution of the Board of Directors, the Chairman of the Board, if one is elected, or in the event of his


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absence or the vacancy of such office,  the Chief Executive  Officer,  or in the event of his absence or the vacancy of such office, the President and shall be called by the Chairman of the Board, if one is elected, or in the event of his absence or the vacancy of such office, the Chief Executive Officer, or in the event of his absence or the vacancy of such office, the President or the Secretary upon the written request of at least twenty-five percent in interest of the stockholders entitled to vote at such meeting. Notice of each special meeting shall be given in accordance with Section 3 of this Article II.

     SECTION 3. NOTICE OF MEETINGS. Written notice of each meeting of the stockholders of the Corporation shall be given not less than ten (10) nor more than sixty (60) days before the date of any such meeting to each stockholder of record entitled to vote thereat and shall be mailed to or delivered personally to each stockholder at his address as it appears on the records of the Corporation. The notice shall state the place, date and time of the meeting and, in the case of a special meeting, the purposes for which the meeting is called. Except where prohibited by law, the Certificate of Incorporation or these By-Laws, business not set forth in the notice of meeting may also be transacted at such meeting, provided only that such business properly comes before the meeting.

     SECTION 4. QUORUM. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the presence, in person or by proxy, at any meeting of the stockholders, of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereat shall constitute a quorum thereof.

     SECTION 5. ADJOURNED MEETINGS. Whether or not a quorum shall be present at any meeting of the stockholders, a majority of the stockholders of the Corporation entitled to vote at such meeting, present in person or by proxy, may adjourn the meeting to another time, place and date without notice other than by announcement at the meeting so adjourned. Any business may be transacted at any


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adjourned  meeting  that could have been  transacted  at the meeting  originally noticed, but only those stockholders entitled to vote at the meeting originally noticed shall be entitled to vote at any adjourned meeting. If the adjournment is for more than thirty (30) days from the date of the meeting originally noticed, or if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

     SECTION 6. ORGANIZATION. The Chairman of the Board, if one is elected, or, in the event of his absence or the vacancy of such office, the Chief Executive Officer, or, in the event of his absence or the vacancy of such office, the President of the Corporation shall preside at all meetings of the stockholders. In the absence of the Chairman of the Board, the Chief Executive Officer, the President, and the Secretary the holders of a majority of the shares of the Corporation, present in person or by proxy, entitled to vote thereat shall elect a Chairman.

     The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders, and in his absence, the Chairman of the Board, if one is elected, or in the event of his absence or the vacancy of such office, the Chief Executive Officer, or in the event of his absence or the vacancy of such office, the President, may appoint a person to act as Secretary of such meeting.

     A complete list of stockholders entitled to vote at any meeting of the stockholders, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held, which shall be specified in the notice of the meeting, or if not so


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specified,  of the place where the meeting is to be held. The list shall also be produced and kept at the meeting and may be inspected by any stockholder who is present.

     SECTION 7. VOTING. Each stockholder shall be entitled to one vote, in person or by proxy, for each share of the capital stock of the Corporation registered in his name. Upon the demand of any stockholder entitled to vote at any meeting, the vote upon any matter before such meeting shall be by written ballot. Directors shall be elected by a plurality of the vote. All other matters shall be authorized by majority vote unless otherwise required by these By-Laws, the Certificate of Incorporation or by law.

     SECTION 8. INSPECTORS. The Chairman presiding at any meeting of stockholders shall have the power, in his discretion, to appoint one or more persons to act as Inspectors, to receive, canvass and report the votes cast by stockholders at such meeting, but no candidate for the office of director shall be appointed as inspector at any meeting for the election of directors. If any person so appointed fails to appear or act, the vacancy may be filled by appointment in like manner.

     SECTION 9. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of corporate action taken without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


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                                   ARTICLE III

                              Intentionally Omitted

                                   ARTICLE IV

                                    Officers

     SECTION 1. OFFICERS. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. In addition, the Board of Directors may elect a Chairman of the Board, a Chief Financial Officer, one or more Assistant Secretaries and one or more Assistant Treasurers. The initial officers shall be elected at the first meeting of the Board of Directors and, thereafter at the organization meeting of the Board after each annual meeting of the stockholders. All officers shall hold office at the pleasure of the Board of Directors. Officers may, but need not, be Directors. Any number of offices may be held by the same person. In addition to the powers and duties of the officers of the Corporation as set forth in these By-Laws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

     SECTION 2. RESIGNATION AND REMOVAL. Any officer of the Corporation may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, and if no time is specified, at the time


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of its receipt by the Chairman of the Board, if one is elected,  Chief Executive
Officer, President, or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     SECTION 3. VACANCIES. Any vacancy caused by the death, resignation or removal of any officer may be filled by the Board of Directors.

     SECTION 4. POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected, must be a director of the Corporation. Subject to the control of the Board of Directors, the Chairman of the Board shall perform all duties incident to the office of Chairman of the Board. He shall preside at all meetings of the stockholders and the Board of Directors and shall have such other powers and perform such other duties as may from time to time be assigned to him by these By-Laws or by the Board of Directors.

     SECTION 5. POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation, and, subject to the control of the Board of Directors, shall have general charge and control of all the Corporation's business and affairs and shall perform all duties incident to the office of the chief executive officer. Subject to the directions of the Board of Directors, he shall also have general supervision of the policies and operations of the
Corporation  and  shall  see that all  orders  and  resolutions  of the Board of
Directors are carried into effect. He shall manage and administer the Corporation's business and shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed. He shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their


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compensation,  and to  remove  or  suspend  any  employee  or agent  elected  or appointed by the President or the Board of Directors. The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     SECTION 6. POWERS AND DUTIES OF THE PRESIDENT. In the absence, the vacancy of such office or refusal of the Chief Executive Officer to act, the President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general charge and control of all its operations and shall perform all duties incident to the office of the President. The President shall perform such duties and exercise such powers as may be assigned to him from time to time by the Chief Executive Officer. He shall also have such other powers and perform such other duties as may from time to time be assigned to him by the Board of Directors.

     SECTION 7. POWERS AND DUTIES OF THE VICE PRESIDENTS. Each Vice President, if any are elected, (of whom one or more may be designated Executive Vice President) shall have such powers and perform such duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board, if one is elected, the Chief Executive Officer, or the President.

     SECTION 8. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors and the stockholders in books provided for that purpose; he shall cause all notices of the Corporation to be given; he shall have custody of the corporate seal of the Corporation and shall affix the same to such documents and other papers as the Board of Directors, the Chief Executive Officer or the President shall authorize and direct; he shall have charge of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors, the Chief Executive Officer or the President shall direct. He shall perform all duties incident to


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the office of Secretary  and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him by these By-Laws or the Board of Directors, the Chairman of the Board, if one is elected, the Chief Executive Officer or the President.

     SECTION 9. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall have custody of all funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables to the credit of the Corporation in such depositaries as the Board of Directors may designate. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chief Executive Officer or the President and shall render to the Chief Executive Officer, the President and Board of Directors upon their request, a report of the financial condition of the Corporation. The Treasurer shall perform all duties incident to the office of Treasurer and shall also have such other powers and shall perform such other duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board, if one is elected, the Chief Executive Officer or the President.

     SECTION 10. ADDITIONAL OFFICERS. The Board of Directors may elect such other officers including a Chief Financial Officer, a Controller, Assistant Treasurers, Assistant Secretaries and Assistant Controllers, as they deem advisable and such officers shall have such authority and shall perform such duties as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board, if one is elected, the Chief Executive Officer or the President.


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     SECTION 11. GIVING OF BOND BY OFFICERS. All officers of the Corporation, if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties, in such penalties and with such conditions and security as the Board shall require.

     SECTION 12. OWNERSHIP OF STOCK OF ANOTHER CORPORATION. The Chairman of the Board, if one is elected, the Chief Executive Officer, the President or the Treasurer or such other officer as shall be authorized by the Board of Directors shall have power and authority on behalf of the Corporation to attend and to vote at any meetings of stockholders of any corporation in which the Corporation may hold stock, and shall possess and may exercise any and all of the rights, powers and privileges incident to the ownership of such stock at any such meetings; and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock.

     SECTION 13. COMPENSATION OF OFFICERS. The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.

     SECTION 14. CONTRACTS AND OTHER DOCUMENTS. The Chief Executive Officer, the President or Treasurer, or such other officer or officers as may from time to time be authorized by the Board of Directors shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.


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     SECTION 15.  DELEGATION  OF DUTIES.  The Board of Directors may delegate to another officer the powers or duties of any officer, in case of such officer's absence, the vacancy of such office or refusal to exercise such powers or perform such duties.

                                    ARTICLE V

                             Stock-Seal-Fiscal Year

     SECTION 1. CERTIFICATES FOR SHARES OF STOCK. The shares of the Corporation shall be represented by certificates, which shall be numbered and shall be in such form as the Board of Directors may, from time to time prescribe; provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, if one is elected, the Chief Executive Officer, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. The Board of Directors shall have power to appoint one or more transfer agents or registrars for the transfer or registration of certificates of stock of any class, and may require that stock certificates shall be countersigned by one or more such transfer agents or registrars. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it


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may be  issued  by the  Corporation  with the  same  effect  as if he were  such officer, transfer agent or registrar at the date of issue. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.

     Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be canceled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered.

     SECTION 2. LOST, STOLEN OR DESTROYED CERTIFICATES. A new certificate for shares of stock may be issued in the place of any certificate previously issued by the Corporation, alleged to have been lost, stolen, destroyed or mutilated. The Board of Directors may, in their discretion, require the owner of the lost, stolen, destroyed or mutilated certificate to give to the Corporation an affidavit, setting forth, to the best of his knowledge and belief, the time, place and circumstances of the loss, theft, destruction or mutilation, and a bond or other indemnification in such sums as the Board of Directors may direct to indemnify the Corporation against any claim that may be made against it with respect to the alleged loss, theft, destruction or mutilation of any such certificate or the issuance of a new certificate.

     SECTION 3. TRANSFER OF SHARES. Shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof, in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates for the number of shares of stock to be transferred, except as provided in the preceding section.

     SECTION 4. REGULATIONS. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.


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     SECTION 5. RECORD DATE.  In order that the  Corporation  may  determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

     If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 6. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation out of funds legally available therefor.


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     Subject to the provisions of the  Certificate of  Incorporation,  dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine.

     SECTION 7. CORPORATE SEAL. The seal of the Corporation shall be circular in form and shall bear the name of the Corporation around the circumference and the State and year of incorporation.

     SECTION 8. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31st of each year or such other twelve consecutive months as the Board of Directors, from time to time, by resolution shall determine.

                                   ARTICLE VI

                            Miscellaneous Provisions

     SECTION 1. NOTICE. Whenever any written notice is required to be given by law, the Certificate of Incorporation of the Corporation or these By-Laws, such notice, if mailed, shall be deemed to be sufficiently given if it is written or printed and deposited in the United States mail, postage prepaid, addressed to the person entitled to such notice at his address as it appears on the books and records of the Corporation. Such notice may also be sent by telegram. The mailing of such notice or posting of such telegram, as the case may be, shall constitute due notice, which shall be deemed to have been given on the day of such mailing or posting.

     SECTION 2. WAIVERS OF NOTICE. Whenever any notice is required to be given by law, the Certificate of Incorporation or these By-Laws, a written waiver of notice, signed by the person entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a


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person at a meeting shall constitute a waiver of notice of such meeting,  unless the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors, or members of a committee of the Board need be specified in any written waiver of notice.

     SECTION 5. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. The Corporation shall indemnify, to the fullest extent permitted by law, members of the Board, its officers, employees and agents any and all persons whom it shall have power to indemnify against any and all expenses, liabilities or other matters.

                                   ARTICLE VII

     These By-Laws may be altered, amended or repealed, or new By-Laws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of the Board. By-Laws adopted by the Board of Directors may be altered, amended or repealed by the stockholders of the Corporation.